UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2007

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2007, Southwestern Energy Company (“Southwestern”) and SourceGas LLC (“SourceGas”), entered into a definitive Stock Sale and Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which SourceGas will purchase Southwestern’s wholly-owned subsidiary, Arkansas Western Gas Company (“AWG”) for $224 million in cash (the “Purchase Price”) plus working capital, subject to possible adjustment as described below.

The transaction has been approved by the respective boards of directors of Southwestern and SourceGas, and is expected to close in the middle of 2008.  Closing is subject to regulatory approval, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of other customary closing conditions.

The Purchase Price is subject to possible adjustment based on (i) a “seasonality factor” that could reduce the Purchase Price by up to 2.5% depending upon when the transaction closes and (ii) changes in “Net Working Capital”, which is to be calculated in accordance with the methods and assumptions set forth in the Stock Purchase Agreement.  If Net Working Capital is a positive amount, SourceGas is obligated under the Stock Purchase Agreement to pay that amount as an adjustment to the Purchase Price.  If Net Working Capital is a negative amount, the Purchase Price will be reduced by that amount.

Southwestern and SourceGas each have made customary representations, warranties and covenants in the Stock Purchase Agreement.  These include, among others, a covenant by Southwestern to conduct AWG’s business in the ordinary course until closing; covenants by the parties to enter into certain ancillary agreements as of closing; Southwestern’s and SourceGas’ agreement to adhere to certain non-solicitation obligations with respect to the Company and the other’s employees; and customary indemnification obligations subject to customary limitations.

The foregoing description of the material terms and conditions of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which will be included in a subsequent filing with the Securities and Exchange Commission.

Section 8 - Other Events

Item 8.01  Other Events.

On November 14, 2007, Southwestern issued a press release announcing its entry into the Stock Purchase Agreement referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press release issued by Southwestern Energy Company on November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: November 14, 2007	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Southwestern Energy Company on November 14, 2007.